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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 28, 2000
                        (Date of earliest event reported)

                        INTERNATIONAL REALTY GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

               0-20180                            62-1277260
      (Commission File Number)        (IRS Employer Identification No.)

           111 Northwest 183rd Street, Suite 518, Miami, Florida 33169
               (Address of principal executive offices) (Zip code)

                                 (305) 944-8811
              (Registrant's telephone number, including area code)



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Item 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

       (a) (1) On February 28, 2000, the Registrant changed accountants from Tubbs & Bartnick, P.A. to Stark Tinter & Associates, LLC:

                  (i) Tubbs & Bartnick, P.A. declined to stand for re-election, as a result of one of its shareholders becoming a member of Stark Tinter & Associates, LLC;

                  (ii) The financial statements reported on by Tubbs & Bartnick, P.A. were not subject to an adverse or qualified opinion, or a disclaimer of opinion during the past fiscal year and the interim period ended February 28, 2000;

                  (iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

                  (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past fiscal year and the interim period ended February 28, 2000.

                        (B) Not applicable;

                        (C) Not applicable;

                        (D) Not applicable; and

                        (E) Not applicable.

           (2) On February 28, 2000, the Registrant engaged Stark Tinter & Associates, LLC as its independent accountants.

                  (i) The Registrant did not consult with Stark Tinter & Associates, LLC, its new independent accountants, regarding any matter prior to its engagement; and

                  (ii) Not applicable.

           (3) The Registrant has provided to Tubbs & Bartnick, P.A, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Tubbs & Bartnick, P.A, addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto as Exhibit 16.1.

       (b) Not applicable.


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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS.

       (a) Not applicable.

       (b) Not applicable.

       (c) Exhibits.

           16.1 Letter, dated February 28, 2000, from Tubbs & Bartnick, P.A.










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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERNATIONAL REALTY GROUP, INC.


Date:       March 3, 2000                  By:       /s/ Jaime Serra Pliego
      ------------------------                 ----------------------------
                                               Jaime Serra Pliego
                                               Chief Executive Officer and
                                               Acting Chief Financial Officer